Exhibit 99.1
Cable One Reports First Quarter 2025 Results
May 1, 2025 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended March 31, 2025.

	Three Months Ended March 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Revenues	$380,601	$404,312	$(23,711)	(5.9)%
Net income	$2,607	$37,350	$(34,743)	(93.0)%
Net profit margin	0.7%	9.2%
Cash flows from operating activities	$116,332	$164,750	$(48,418)	(29.4)%
Adjusted EBITDA(1)	$202,712	$217,052	$(14,340)	(6.6)%
Adjusted EBITDA margin(1)	53.3%	53.7%
Capital expenditures	$71,130	$65,887	$5,243	8.0%
Adjusted EBITDA less capital expenditures(1)	$131,582	$151,165	$(19,583)	(13.0)%
“We are executing on a multi-year plan to achieve sustained profitable growth in a rapidly changing and more competitive environment,” said Julie Laulis, Cable One President and CEO. “Although our residential data subscribers decreased during the quarter, we believe we have the right people, platforms and processes in place to build a customer acquisition engine that will drive meaningful growth over the long term.”
First Quarter 2025 Summary:
•Total revenues were $380.6 million in the first quarter of 2025 compared to $404.3 million in the first quarter of 2024, with $9.6 million of the decrease attributable to a decline in residential video revenues as the Company continues to navigate the final phases of its video product lifecycle.
•Residential data revenues were $225.1 million in the first quarter of 2025 compared to $235.8 million in the first quarter of 2024 due primarily to a decrease in residential data subscribers and a decrease in average revenue per unit ("ARPU") as a result of the implementation of targeted pricing and product offerings in certain markets.
•Business data revenues for the first quarter of 2025 grew by 1.2% year-over-year, with the carrier and enterprise fiber portions of the business continuing to experience durable growth.
•Net income was $2.6 million in the first quarter of 2025 (which included the recognition of a $28.0 million non-cash impairment charge recorded by an equity method investee) compared to $37.4 million in the first quarter of 2024. Adjusted EBITDA was $202.7 million in the first quarter of 2025 compared to $217.1 million in the first quarter of 2024. Net profit margin was 0.7% and Adjusted EBITDA margin was 53.3% in the first quarter of 2025.
•Net cash provided by operating activities was $116.3 million in the first quarter of 2025 compared to $164.8 million in the first quarter of 2024, with the decrease primarily attributable to unfavorable changes in working capital and a decrease in Adjusted EBITDA. Adjusted EBITDA less capital expenditures was $131.6 million in the first quarter of 2025 compared to $151.2 million in the first quarter of 2024.
•The Company repaid $40.0 million under its revolving credit facility (the "Revolver") during the first quarter of 2025, bringing total net debt paydowns since March 31, 2023 to $271.3 million. The Company had $977.0 million available for borrowing under the $1.25 billion capacity Revolver as of March 31, 2025. The Company's weighted average cost of debt was 3.9% for the first quarter of 2025.
•The Company paid $17.2 million in dividends during the first quarter of 2025.

(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.
First Quarter 2025 Financial Results Compared to First Quarter 2024
Revenues were $380.6 million in the first quarter of 2025 compared to $404.3 million in the first quarter of 2024. Residential data revenues decreased $10.7 million, or 4.5%, year-over-year due primarily to a reduction in subscribers and a 3.1% decrease in ARPU. Residential video revenues decreased $9.6 million, or 15.8%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted in early 2025. Business data revenues increased $0.7 million, or 1.2%, year-over-year due primarily to an increase in business data subscribers.
Net income was $2.6 million in the first quarter of 2025 compared to $37.4 million in the prior year quarter. The year-over-year decrease was due primarily to a $35.0 million increase in equity method investment net losses and lower revenues, partially offset by a decrease in income tax expense. Net profit margin was 0.7% in the first quarter of 2025 compared to 9.2% in the prior year quarter.
Adjusted EBITDA was $202.7 million and $217.1 million for the first quarter of 2025 and 2024, respectively. Adjusted EBITDA margin was 53.3% in the first quarter of 2025 compared to 53.7% in the prior year quarter.
Net cash provided by operating activities was $116.3 million in the first quarter of 2025 compared to $164.8 million in the first quarter of 2024. Capital expenditures for the first quarter of 2025 totaled $71.1 million compared to $65.9 million for the first quarter of 2024. Adjusted EBITDA less capital expenditures for the first quarter of 2025 was $131.6 million compared to $151.2 million in the prior year quarter.
Liquidity and Capital Resources
At March 31, 2025, the Company had $149.1 million of cash and cash equivalents on hand compared to $153.6 million at December 31, 2024. The Company’s debt balance was $3.57 billion and $3.62 billion at March 31, 2025 and December 31, 2024, respectively. The Company had $273.0 million of borrowings and $977.0 million available for borrowing under the Revolver as of March 31, 2025.
The Company paid $17.2 million in dividends to stockholders during the first quarter of 2025.
The Company repaid $40.0 million under the Revolver during the first quarter of 2025. In April 2025, the Company repaid an additional $10.0 million under the Revolver.

The Company's capital expenditures by category for the three months ended March 31, 2025 and 2024 were as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Customer premise equipment(1)	$16,568	$3,629
Commercial(2)	5,177	8,235
Scalable infrastructure(3)	9,182	8,534
Line extensions(4)	14,521	15,262
Upgrade/rebuild(5)	3,399	8,231
Support capital(6)	22,282	21,995
Total	$71,130	$65,887

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Capital Allocation Update
After careful consideration and extensive review of its capital allocation strategy, the Company has decided to suspend the quarterly cash dividend paid on common shares. This change represents approximately $67 million annually and over $200 million over the next three years that the Company will be able to allocate to accelerated debt repayment, refinancing support and ongoing investment in organic growth initiatives.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the first quarter of 2025 on Thursday, May 1, 2025, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from May 1, 2025 until May 15, 2025 at ir.cableone.net.
Additional Information Available on Website
The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income plus net interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, net equity method investment (income) loss, net other (income) expense and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, amortization of debt discount and issuance costs, income tax provision, changes in operating assets and liabilities, change in deferred income taxes and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.
About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight® and the associated Cable One family of brands, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.
Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price payable if the call option or put option associated with the remaining equity interests in Mega Broadband Investments Holdings LLC ("MBI") is exercised (such purchase price, the "Call Price" or "Put Price," as applicable) and the anticipated timeline to consummate such transaction, the Company's ability and sources of capital to fund the Call Price or the Put Price, MBI’s future indebtedness and the Company's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 28, 2025 (the "2024 Form 10-K"):
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
•risks that the Company may fail to realize the benefits anticipated as a result of the Company's purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the potential exercise of the call option or put option associated with the remaining equity interests in MBI;
•risks that the implementation of the Company’s unified billing system disrupts business operations;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to pay dividends;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in the 2024 Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2025	2024	Change	% Change
Revenues:
Residential data	$225,121	$235,820	$(10,699)	(4.5)%
Residential video	50,805	60,358	(9,553)	(15.8)%
Residential voice	7,044	8,561	(1,517)	(17.7)%
Business data	57,293	56,640	653	1.2%
Business other	16,883	19,185	(2,302)	(12.0)%
Other	23,455	23,748	(293)	(1.2)%
Total Revenues	380,601	404,312	(23,711)	(5.9)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	99,851	106,512	(6,661)	(6.3)%
Selling, general and administrative	95,414	90,390	5,024	5.6%
Depreciation and amortization	85,465	85,641	(176)	(0.2)%
(Gain) loss on asset sales and disposals, net	4,196	1,907	2,289	120.0%
Total Costs and Expenses	284,926	284,450	476	0.2%
Income from operations	95,675	119,862	(24,187)	(20.2)%
Interest expense, net	(34,463)	(35,784)	1,321	(3.7)%
Other income (expense), net	(1,412)	(7,115)	5,703	(80.2)%
Income before income taxes and equity method investment income (loss), net	59,800	76,963	(17,163)	(22.3)%
Income tax provision	(203)	(17,577)	17,374	(98.8)%
Income before equity method investment income (loss), net	59,597	59,386	211	0.4%
Equity method investment income (loss), net	(56,990)	(22,036)	(34,954)	158.6%
Net income	$2,607	$37,350	$(34,743)	(93.0)%

Net Income per Common Share:
Basic	$0.46	$6.65	$(6.19)	(93.1)%
Diluted	$0.46	$6.46	$(6.00)	(92.9)%
Weighted Average Common Shares Outstanding:
Basic	5,633,810	5,618,745	15,065	0.3%
Diluted	5,644,766	6,026,462	(381,696)	(6.3)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(14,986)	$18,274	$(33,260)	(182.0)%
Comprehensive income (loss)	$(12,379)	$55,624	$(68,003)	(122.3)%

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$149,088	$153,631
Accounts receivable, net	47,987	57,742
Prepaid and other current assets	85,343	67,862
Total Current Assets	282,418	279,235
Equity investments	751,552	815,812
Property, plant and equipment, net	1,786,173	1,789,955
Intangible assets, net	2,517,295	2,532,855
Goodwill	929,609	929,609
Other noncurrent assets	156,330	178,429
Total Assets	$6,423,377	$6,525,895

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$154,224	$167,271
Deferred revenue	27,628	27,889
Current portion of long-term debt	593,619	18,712
Total Current Liabilities	775,471	213,872
Long-term debt	2,952,840	3,571,536
Deferred income taxes	890,831	914,042
Other noncurrent liabilities	28,775	30,413
Total Liabilities	4,647,917	4,729,863

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,627,527 and 5,619,365 shares outstanding as of March 31, 2025 and December 31, 2024, respectively)	62	62
Additional paid-in capital	650,599	639,288
Retained earnings	1,693,619	1,708,244
Accumulated other comprehensive income (loss)	33,114	48,100
Treasury stock, at cost (547,872 and 556,034 shares held as of March 31, 2025 and December 31, 2024, respectively)	(601,934)	(599,662)
Total Stockholders' Equity	1,775,460	1,796,032
Total Liabilities and Stockholders' Equity	$6,423,377	$6,525,895

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$2,607	$37,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,465	85,641
Amortization of debt discount and issuance costs	2,445	2,217
Equity-based compensation	11,311	7,465
Change in deferred income taxes	(18,571)	(5,751)
(Gain) loss on asset sales and disposals, net	4,196	1,907
Equity method investment (income) loss, net	56,990	22,036
Fair value adjustments	4,611	7,154
Changes in operating assets and liabilities:
Accounts receivable, net	9,755	33,443
Prepaid and other current assets	(19,671)	(14,211)
Accounts payable and accrued liabilities	(16,651)	(9,910)
Deferred revenue	(261)	(90)
Other	(5,894)	(2,501)
Net cash provided by operating activities	116,332	164,750

Cash flows from investing activities:
Capital expenditures	(71,130)	(65,887)
Change in accrued expenses related to capital expenditures	3,639	(5,894)
Purchase of wireless licenses	—	(625)
Proceeds from sales of property, plant and equipment	233	2,434
Proceeds from sale of equity investment	10,702	—
Net cash used in investing activities	(56,556)	(69,972)

Cash flows from financing activities:
Payments on long-term debt	(44,815)	(54,849)
Payment of withholding tax for equity awards	(2,272)	(2,655)
Dividends paid to stockholders	(17,232)	(16,830)
Net cash used in financing activities	(64,319)	(74,334)

Change in cash and cash equivalents	(4,543)	20,444
Cash and cash equivalents, beginning of period	153,631	190,289
Cash and cash equivalents, end of period	$149,088	$210,733

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$31,386	$32,842
Cash paid for income taxes, net of refunds received	$21,994	$26,399

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Net income	$2,607	$37,350	$(34,743)	(93.0)%
Net profit margin	0.7%	9.2%

Plus: Interest expense, net	34,463	35,784	(1,321)	(3.7)%
Income tax provision	203	17,577	(17,374)	(98.8)%
Depreciation and amortization	85,465	85,641	(176)	(0.2)%
Equity-based compensation	11,311	7,465	3,846	51.5%
Severance and contract termination costs	328	1,103	(775)	(70.3)%
Acquisition-related costs	1,432	389	1,043	NM
(Gain) loss on asset sales and disposals, net	4,196	1,907	2,289	120.0%
System conversion costs	4,305	685	3,620	NM
Equity method investment (income) loss, net	56,990	22,036	34,954	158.6%
Other (income) expense, net	1,412	7,115	(5,703)	(80.2)%
Adjusted EBITDA	$202,712	$217,052	$(14,340)	(6.6)%
Adjusted EBITDA margin	53.3%	53.7%

Less: Capital expenditures	$71,130	$65,887	$5,243	8.0%
Capital expenditures as a percentage of net income	2728.4%	176.4%
Capital expenditures as a percentage of Adjusted EBITDA	35.1%	30.4%

Adjusted EBITDA less capital expenditures	$131,582	$151,165	$(19,583)	(13.0)%

NM = Not meaningful.

	Three Months Ended March 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Net cash provided by operating activities	$116,332	$164,750	$(48,418)	(29.4)%
Capital expenditures	(71,130)	(65,887)	(5,243)	8.0%
Interest expense, net	34,463	35,784	(1,321)	(3.7)%
Amortization of debt discount and issuance costs	(2,445)	(2,217)	(228)	10.3%
Income tax provision	203	17,577	(17,374)	(98.8)%
Changes in operating assets and liabilities	32,722	(6,731)	39,453	NM
Change in deferred income taxes	18,571	5,751	12,820	222.9%
Acquisition-related costs	1,432	389	1,043	NM
Severance and contract termination costs	328	1,103	(775)	(70.3)%
System conversion costs	4,305	685	3,620	NM
Fair value adjustments	(4,611)	(7,154)	2,543	(35.5)%
Other (income) expense, net	1,412	7,115	(5,703)	(80.2)%
Adjusted EBITDA less capital expenditures	$131,582	$151,165	$(19,583)	(13.0)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of March 31,
(in thousands, except percentages and ARPU data)	2025	2024	Change	% Change
Passings	2,849.0	2,794.9	54.1	1.9%

Residential Customers	970.1	999.8	(29.7)	(3.0)%

Data PSUs	945.0	967.4	(22.4)	(2.3)%
Video PSUs	101.3	125.6	(24.3)	(19.4)%
Voice PSUs	64.6	76.0	(11.4)	(15.0)%
Total residential PSUs	1,110.8	1,168.9	(58.1)	(5.0)%

Business Customers	105.0	102.6	2.4	2.4%

Data PSUs	99.8	99.1	0.7	0.8%
Video PSUs	6.4	7.7	(1.3)	(17.1)%
Voice PSUs	38.0	39.2	(1.3)	(3.2)%
Total business services PSUs	144.1	146.0	(1.8)	(1.2)%

Total Customers	1,075.1	1,102.4	(27.3)	(2.5)%
Total non-video	964.9	965.6	(0.7)	(0.1)%
Percent of total	89.7%	87.6%		2.2%

Data PSUs	1,044.8	1,066.4	(21.7)	(2.0)%
Video PSUs	107.6	133.3	(25.7)	(19.2)%
Voice PSUs	102.6	115.2	(12.6)	(11.0)%
Total PSUs	1,255.0	1,314.9	(59.9)	(4.6)%

Penetration
Data	36.7%	38.2%		(1.5)%
Video	3.8%	4.8%		(1.0)%
Voice	3.6%	4.1%		(0.5)%

Share of First Quarter Revenues
Residential data	59.1%	58.3%		0.8%
Business services	19.5%	18.8%		0.7%
Total	78.6%	77.1%		1.6%

ARPU - First Quarter
Residential data(1)	$78.84	$81.33	$(2.49)	(3.1)%
Residential video(1)	$162.30	$154.86	$7.44	4.8%
Residential voice(1)	$35.58	$36.75	$(1.17)	(3.2)%
Business services(2)	$234.48	$246.28	$(11.80)	(4.8)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(2)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.